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Exhibit 23.1

Consent of Independent Auditors

    We consent to the incorporation by reference in TriQuint Semiconductor Inc.'s Current Report on Form 8-K dated July 19, 2001, of our report dated October 24, 2000, with respect to the consolidated financial statements of Sawtek Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Orlando, Florida July 25, 2001

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  Exhibit 23.1
Consent of Independent Auditors